LINEAGE CELL THERAPEUTICS REPORTS FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS AND PROVIDES BUSINESS UPDATE

•
Positive RG6501 (OpRegen® Cell Therapy) Phase 1/2a Clinical Study 36 Month Results Featured at Clinical Trials at the Summit 2025
•
Achieved First Milestone Under Worldwide Collaboration with Genentech Based on RG6501 (OpRegen Cell Therapy) Program Manufacturing and Clinical Advancements
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Successfully Demonstrated the High-Scale Production Potential of Our Proprietary AlloSCOPE™ Manufacturing Platform
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Entered Collaboration with William Demant Invest to Develop ReSonance™ (ANP1) for Sensorineural Hearing Loss
•
Initiated Manufacturing Scale Research Project in Type 1 Diabetes
•
Treated First-Ever Chronic SCI Patient in OPC1 DOSED Device Safety Study
•
Current Cash and Equivalents Expected to Support Operations Into Second Quarter 2028

CARLSBAD, CA – March 5, 2026 - Lineage Cell Therapeutics, Inc. (NYSE American and TASE: LCTX), a clinical-stage biotechnology company developing novel allogeneic, or “off the shelf”, cell therapies for serious medical conditions, today reported its fourth quarter and full year 2025 financial and operating results and will host a conference call today at 4:30 p.m. Eastern Time to discuss these results and to provide a business update.

“2025 was a very productive year for the Lineage team,” stated Brian M. Culley, Lineage CEO. “Our mission is to pioneer the emerging field of allogeneic cell therapy outside of oncology by applying our proprietary cell manufacturing technology platform, AlloSCOPE (Allogeneic, Scalable, Consistent, Off-the-shelf, Pluripotent Cell Engineering), to the production and transplantation of differentiated cell types, which are intended to replace the cells which a patient has lost, or lost function of, due to various conditions. Throughout 2025, we made meaningful progress in strengthening our scientific, operational and strategic foundations, and reported notable events in support of our mission including:

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Continued progress with the OpRegen cell therapy program, including achievement of the first of the $620 million of milestone payments available under our collaboration with Roche and Genentech; a milestone rooted in our manufacturing expertise and reflecting years of investment to optimize our in-house production processes.
•
Solidified our position as a leader in allogeneic cell process development by demonstrating success with our proprietary AlloSCOPE manufacturing platform, reporting current Good Manufacturing Practice (cGMP) production for each of two programs, from a master and working cell bank system which we expect, in its current form, should enable a production capability of millions of doses of a single-administration product, all from our in-house facility.

•
Entered a research collaboration with William Demant Invest A/S, intended to fund all currently planned preclinical development of our ReSonance program, demonstrating the ability of our technology platform to produce partnerable programs efficiently, rapidly, and economically.
•
Launched a new cell therapy research initiative, with our initial focus on addressing the issue of large-scale production of undifferentiated pluripotent cells, which if successful could be evaluated for the production of islet cells to support a potential treatment of Type 1 Diabetes.
•
Treated the first ever chronic spinal cord injury (SCI) patient in the DOSED (Delivery of Oligodendrocyte Progenitor Cells for Spinal Cord Injury: Evaluation of a Novel Device) clinical study, the third clinical study of OPC1, a study evaluating a potentially superior delivery system, designed to deliver our proprietary cells over several minutes and without the need for stopping patient ventilation during administration.”

Mr. Culley continued, “2026 will be an exciting year as we advance our therapeutic candidates and pursue our long-term goal of creating a pipeline of similar cell-based assets, some of which we might choose to develop internally and some which we might seek to partner, but all based on our core technology and platform. Our priorities in 2026 will include achieving key clinical and financial milestones, advancing our manufacturing capability, and maintaining the organizational focus necessary to execute with consistency against these goals.”

Select Business Highlights

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RG6501 (OpRegen Cell Therapy)
o
Achieved the first milestone available under worldwide collaboration with Roche and Genentech, based on manufacturing and clinical advancements related to the OpRegen cell therapy program.
o
Positive RG6501 (OpRegen cell therapy) Phase 1/2a clinical study 36 month results featured at Clinical Trials at the Summit (CTS) 2025, suggest evidence of sustained gains in visual acuity and structural support of the retina.
▪
Positive long-term clinical outcomes reported following a single administration of OpRegen cell therapy.
•
Clinical data reported at 12-, 24-, and 36-months for Cohort 4 of the Phase 1/2a study (12 patients) continues to demonstrate a consistent and durable treatment effect, with OpRegen-treated eyes exhibiting mean best corrected visual acuity (BCVA) scores above baseline at each of these timepoints in these patients with less advanced disease.
•
Notably, five patients who received significant coverage of OpRegen cell therapy across their geographic atrophy (GA) lesion are demonstrating long-term outcomes consistent with meaningful disease stabilization and even improvement.
o
Ongoing execution of Lineage’s contributions to its collaboration with Roche and Genentech. The ongoing Phase 2a GAlette Study is currently enrolling at 17 clinical sites in the U.S. and Israel.
▪
In addition to testing other surgical parameters, Genentech currently plans to evaluate proprietary surgical delivery devices that have potential advantages over available off-the-shelf devices in the Phase 2a GAlette Study.
o
Ongoing efforts to further support development of OpRegen cell therapy under a separate services agreement with Genentech, signed May 2024, including: (i) activities to support the ongoing Phase 1/2a study long term follow-up and the currently enrolling Phase 2a GAlette

Study; and (ii) additional technical training and materials related to our cell therapy technology platform to support commercial manufacturing strategies.

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ReSonance (ANP1)
o
Announced research collaboration with William Demant Invest A/S (WDI) to jointly advance preclinical development of ReSonance (ANP1) over a term of three years; up to $12 million of development costs to be contributed by WDI in a collaboration which is intended to cover planned preclinical development activities, including cell manufacturing, proof-of-concept studies, translational/functional models, delivery development, outcome measures, regulatory strategy, and market analysis.

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Demonstrated AlloSCOPE Platform Manufacturing Capability
o
Successfully completed a production run for two product candidates, each produced from a customized, two-tiered cGMP cell banking system, highlighting the application of the Lineage platform across multiple programs.
▪
This production process utilizes a genetically-stable master cell bank created from a single, well-characterized pluripotent cell line, to generate a working cell bank, which then provides the source material for a final cell-based product candidate.
▪
This demonstrated cGMP production process should enable the ability to produce millions of doses of a cost-effective, scalable and consistent supply of an allogeneic, cell-based product derived from a single initial cell line, that can be applied across multiple programs.

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ILT1
o
Launched new cell therapy research initiative, inverting the risk profile of traditional cell therapy development, focused on deploying the company’s manufacturing capability to address the issue of large-scale production of undifferentiated pluripotent cells, with the initial goal of establishing a production modality that can support the entire production process through differentiation in a dynamic culturing system, which if successful could potentially solve a major hurdle to commercialization of islet cell therapy product candidates.

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OPC1
o
First chronic SCI participant treated in the DOSED study.
▪
First treated participant was a neurologically complete SCI injury (American Spinal Injury Association Impairment Scale [AIS] grade A), with a single neurological level of injury (NLI) from levels T1 to T10, and the novel delivery system successfully administered a one-time injection of OPC1.
▪
No significant safety events were reported 180 days following treatment in the first chronic SCI participant.
o
Opened second clinical site in the DOSED study, Rancho Research Institute, in conjunction with Rancho Los Amigos National Rehabilitation Center.
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Lineage resubmitted its Clinical Trial (CLIN2) grant application to support the DOSED study to the California Institute for Regenerative Medicine (CIRM) in January 2026, and CIRM continues to review Lineage’s application.

Balance Sheet Highlights

Cash, cash equivalents, and marketable securities of $55.8 million as of December 31, 2025, together with the approximate $5.4 million in proceeds from warrant exercises in March 2026, is expected to support planned operations into Q2 2028.

Fourth Quarter Operating Results

Revenues: Revenue is generated primarily from collaboration revenues, royalties, and other revenues. Total revenues for the three months ended December 31, 2025 were approximately $6.6 million, a net increase of $3.7 million as compared to $2.9 million for the same period in 2024. The increase was primarily driven by higher collaboration revenue recognized under our worldwide collaboration and license agreement with Roche (the “Roche Agreement”) following the achievement of the first milestone, along with the new research collaboration agreement with WDI.

Operating Expenses: Operating expenses are comprised of research and development (“R&D”) expenses and general and administrative (“G&A”) expenses. Total operating expenses for the three months ended December 31, 2025 were $13.2 million, an increase of $5.2 million as compared to $8.0 million for the same period in 2024.

R&D Expenses: R&D expenses for the three months ended December 31, 2025 were $8.2 million, an increase of $4.8 million as compared to $3.4 million for the same period in 2024. The net increase was primarily driven by $2.1 million for our OpRegen program expenses and $2.7 million for our preclinical and other undisclosed programs.

G&A Expenses: G&A expenses for the three months ended December 31, 2025 were approximately $4.8 million, an increase of $0.4 million as compared to $4.4 million for the same period in 2024. The net increase was primarily driven by personnel costs.

Loss from Operations: Loss from operations for the three months ended December 31, 2025 was $6.5 million, an increase of $1.4 million as compared to $5.1 million for the same period in 2024.

Other Income/(Expenses): Other income/(expenses) for the three months ended December 31, 2025 reflected other income of $2.2 million, compared to other income of approximately $1.9 million for the same period in 2024. The net increase was primarily driven by exchange rate fluctuations related to Lineage’s international subsidiaries and no warrant-related financing transaction costs incurred as compared to the prior year’s quarter, partially offset by the non-cash quarterly fair value remeasurement expense of the warrant liabilities.

Net Income/Loss Attributable to Lineage: The net income/loss attributable to Lineage for the three months ended December 31, 2025 was net income of $0.9 million, or $0.004 per share (basic and diluted), compared to a net loss of $3.3 million, or $0.02 per share (basic and diluted), for the same period in 2024.

Full Year Operating Results

Revenues: Revenue is generated primarily from collaboration revenues, royalties, and other revenues. Total revenues for the year ended December 31, 2025 were $14.6 million, a net increase of $5.1 million as compared to $9.5 million for the same period in 2024. The increase was primarily driven by higher collaboration revenue recognized under the Roche Agreement following the achievement of the first milestone, along with the new research collaboration agreement with WDI.

Operating Expenses: Operating expenses are comprised of R&D expenses and G&A expenses. Total operating expenses for the year ended December 31, 2025 were $51.2 million, an increase of $20.2 million as compared to $31.0 million for the same period in 2024. The increase was primarily driven by $14.8 million expense recognized during the year for the loss on impairment for the intangible asset related to the VAC platform.

R&D Expenses: R&D expenses for the year ended December 31, 2025 were $17.7 million, an increase of approximately $5.2 million as compared to $12.5 million for the same period in 2024. The increase was primarily driven by $1.6 million for our OpRegen program, $0.7 million increase for our ANP1 program, $0.2 million for our OPC1 program and $2.8 million for our preclinical programs and other undisclosed programs.

G&A Expenses: G&A expenses for the year ended December 31, 2025 were $18.5 million, an increase of approximately $0.3 million as compared to $18.2 million for the same period in 2024. The net increase was primarily driven by $0.2 million in personnel costs and $0.1 million for services provided by third parties.

Loss from Operations: Loss from operations for the year ended December 31, 2025 was $36.6 million, an increase of $15.1 million as compared to $21.5 million for the same period in 2024.

Other Income/(Expenses): Other income (expenses) for the year ended December 31, 2025 reflected other expense of $32.0 million, compared to other income of $2.9 million for the same period in 2024. The net change of $34.9 million was largely attributable to the non-cash fair value remeasurement expense of the warrant liabilities of $37.9 million, primarily due to an increase in our share price as compared to the prior year period. This increase in expense was partially offset by exchange rate fluctuations related to Lineage’s international subsidiaries and lower warrant-related transaction costs incurred as compared to the prior year in connection with the November 2024 financing.

Net Loss Attributable to Lineage: The net loss attributable to Lineage for the year ended December 31, 2025 was $63.5 million, or $0.28 per share (basic and diluted), compared to a net loss of $18.6 million, or $0.09 per share (basic and diluted), for 2024. The difference was primarily driven by the non-cash fair value remeasurement of the warrant liabilities and the loss on impairment expense related to a 2019 acquisition.

Conference Call and Webcast

Interested parties may access the conference call on March 5, 2026, by dialing (888) 596-4144 from the U.S. and Canada and should request the “Lineage Cell Therapeutics Call”. A live webcast of the conference call will be available online in the Investors section of Lineage’s website. A replay of the webcast will be available on Lineage’s website for 30 days and a telephone replay will be available through March 12, 2026, by dialing (800) 770-2030 from the U.S. and Canada and entering conference ID number 3958367.

About the AlloSCOPE™ (Allogeneic, Scalable, Consistent, Off-the-shelf, Pluripotent Cell Engineering) Platform

The AlloSCOPE (Allogeneic, Scalable, Consistent, Off-the-shelf, Pluripotent Cell Engineering) platform highlights the key attributes of Lineage’s in-house technology and describes a differentiation and production modality from which Lineage can manufacture millions of doses of an allogeneic, cell-based product derived from a single initial cell line, conferring consistent, cost-effective, and scalable cell-based production and which can be applied across multiple programs. From our proprietary AlloSCOPE platform, we successfully completed a current Good Manufacturing Practice (“cGMP”) production run from a custom, two-tiered cell banking system, featuring a genetically-stable master cell bank (MCB) created from a single, well-characterized pluripotent cell line, which generated a working cell bank (WCB), which then provided the source material for two final cell-based product candidates.

About Lineage Cell Therapeutics, Inc.

Lineage Cell Therapeutics is a clinical-stage biotechnology company developing novel allogeneic, or “off the shelf”, cell therapies for serious medical conditions. Lineage’s programs are based on its proprietary cell-based technology platform, AlloSCOPE™ (Allogeneic, Scalable, Consistent, Off-the-shelf, Pluripotent Cell Engineering), and associated development and manufacturing capabilities. From this proprietary AlloSCOPE platform, Lineage develops, manufactures, and tests specialized human cells with anatomical and physiological functions similar or substantially identical to cells found naturally in the human body. These cells are created by applying directed differentiation protocols to established, well-characterized, and self-renewing pluripotent cell lines. These protocols generate cells with characteristics associated with specific and desired developmental lineages, and in some instances may be designed to have additional beneficial properties. Cells derived from such lineages are transplanted into patients in an effort to replace or support cells that are absent or dysfunctional due to degenerative disease, aging, or traumatic injury, and to restore or augment the patient’s functional activity. Lineage’s pipeline currently includes: (i) OpRegen® cell therapy, a retinal pigment epithelial cell therapy in Phase 2a development under a worldwide collaboration with Roche and Genentech, a member of the Roche Group, for the treatment of geographic atrophy secondary to age-related macular degeneration; (ii) OPC1, an oligodendrocyte progenitor cell therapy in Phase 1/2a development for the treatment of spinal cord injuries; (iii) ReSonanceTM (ANP1), an auditory neuronal progenitor cell therapy in development under a collaboration with William Demant Invest A/S for the potential treatment of auditory neuropathy; (iv) PNC1, a photoreceptor neural cell therapy research initiative for the potential treatment of vision loss due to photoreceptor dysfunction or damage; (v) RND1, a novel hypoimmune induced pluripotent stem cell line being evaluated for development under a gene editing partnership; and (vi) ILT1, a cell therapy research initiative focused on the issue of large-scale production of undifferentiated pluripotent cells, which if successful could be evaluated for the production of islet cells to support a potential treatment of Type 1 Diabetes. For more information, please visit www.lineagecell.com or follow the company on X/Twitter @LineageCell.

Forward-Looking Statements

Lineage cautions you that all statements, other than statements of historical facts, contained in this press release, are forward-looking statements. In some cases, forward-looking statements, can be identified by terms such as “believe,” “aim,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “can,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” “project,” “target,” “suggest,” or the negative version of these words and similar expressions. Such forward-looking statements include, but are not limited to, statements relating to: that our prior success in completing a production run for two product candidates using our AlloSCOPE platform should enable the ability to produce millions of doses of a cost-effective, scalable and consistent supply of an allogeneic, cell-based product derived from a single initial cell line, that can be applied across multiple programs; that the planned funding under the research collaboration agreement with WDI will fund all currently planned preclinical development of ReSonance (ANP1); Lineage’s plans to, and its ability to, apply its manufacturing capabilities to establish a production modality that can potentially solve a major hurdle to commercialization of islet cell therapy product candidates through its ILT1 research initiative; the potential therapeutic benefits of OpRegen cell therapy in patients with GA secondary to age-related macular degeneration and the significance of the Phase 1/2a clinical study data reported to date; Genentech’s plans to evaluate proprietary surgical delivery devices that have potential advantages over available off-the-shelf devices in the Phase 2a GAlette Study; the benefits of Lineage’s services agreement with Genentech and its impact on advancing the OpRegen cell therapy program; the plans and expectations with respect to OPC1, including the ongoing DOSED clinical study and enrollment of additional participants; Lineage’s expectation that its cash, cash equivalents and marketable securities is sufficient to support its planned operations into the second quarter of 2028; and Lineage’s plans to advance its pipeline of allogeneic cell therapy candidates in 2026 and beyond. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Lineage’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements in this press release, including, but not limited to, the following risks: that we may need to allocate our cash to unexpected events and expenses causing us to expend our cash, cash equivalents and marketable securities more quickly than expected; that development activities, preclinical activities, and clinical trials of our product candidates may not commence, progress or be completed as expected due to many factors within and outside of our control; that positive findings in early clinical and/or nonclinical studies of a product candidate may not be predictive of success in subsequent clinical and/or nonclinical studies of that candidate; that Roche and Genentech may not successfully advance OpRegen cell therapy or be successful in completing further clinical trials for OpRegen cell therapy and/or obtaining regulatory approval for OpRegen cell therapy in any particular jurisdiction; that competing alternative therapies may adversely impact the commercial potential of OpRegen cell therapy; that OPC1 clinical trials, including the DOSED study, may not be successful; that Lineage’s resubmission of its CLIN2 clinical grant application to CIRM may not be approved, which could adversely impact funding for the ongoing DOSED study; that Lineage’s ILT1 research initiative is in its early stages and may not successfully establish a production modality for large-scale islet cell production or result in a viable product candidate for the treatment of Type 1 Diabetes; that the ongoing Israeli regional conflict may materially and adversely impact our manufacturing processes, including cell banking and product manufacturing for our cell therapy product candidates, all of which are conducted by our subsidiary in Jerusalem, Israel; that Lineage may not be able to manufacture sufficient clinical quantities of its product candidates in accordance with current good manufacturing practice; and those risks and uncertainties inherent in Lineage’s business and other risks discussed in Lineage’s filings with the Securities and Exchange Commission (SEC). Lineage’s forward-looking statements are based upon its current expectations and involve assumptions that may never materialize or may prove to be incorrect. Further information regarding these and other risks is included under the heading “Risk Factors” in Lineage’s periodic reports with the SEC, including Lineage’s most recent Annual Report on Form 10-K filed with the SEC and its other subsequent reports, which are available on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Lineage undertakes no obligation to update any forward-looking statement to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

Lineage Cell Therapeutics, Inc. IR

Ioana C. Hone

(ir@lineagecell.com)

(442) 287-8963

Russo Partners – Media Relations

Nic Johnson or David Schull

(Nic.johnson@russopartnersllc.com)

(David.schull@russopartnersllc.com)

(212) 845-4242

Tables to follow

LINEAGE CELL THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	December 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$40,791	$45,789
Marketable securities	14,990	2,016
Accounts receivable	891	638
Prepaid expenses and other current assets	2,485	2,554
Total current assets	59,157	50,997

NONCURRENT ASSETS
Property and equipment, net	2,566	2,251
Operating lease right-of-use assets	2,131	2,144
Deposits and other long-term assets	558	614
Goodwill	10,672	10,672
Intangible assets, net	31,700	46,540
Deferred tax asset, net	5,800	—
TOTAL ASSETS	$112,584	$113,218

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$7,181	$5,437
Operating lease liabilities, current portion	816	1,097
Finance lease liabilities, current portion	37	55
Deferred revenues, current portion	3,333	7,388
Total current liabilities	11,367	13,977

LONG-TERM LIABILITIES
Deferred tax liability, net	22	273
Deferred revenues, net of current portion	12,377	14,433
Operating lease liabilities, net of current portion	1,534	1,295
Finance lease liabilities, net of current portion	32	67
Warrant liabilities	43,906	6,161
TOTAL LIABILITIES	69,238	36,206

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Preferred shares, no par value, 2,000 shares authorized; none issued and outstanding as of December 31, 2025 and 2024	—	—
Common shares, no par value, 450,000 shares authorized as of December 31, 2025 and 2024; 243,122 and 220,416 shares issued and outstanding as of December 31, 2025 and 2024, respectively	515,467	484,722
Accumulated other comprehensive loss	(3,920)	(2,876)
Accumulated deficit	(466,998)	(403,465)
Lineage’s shareholders’ equity	44,549	78,381
Noncontrolling deficit	(1,203)	(1,369)
Total shareholders’ equity	43,346	77,012
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$112,584	$113,218

LINEAGE CELL THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Year Ended December 31,
	2025	2024
REVENUES:
Collaboration revenues	$13,609	$8,149
Royalties, license and other revenues	947	1,350
Total revenues	14,556	9,499

OPERATING EXPENSES:
Cost of royalties	146	334
Research and development	17,729	12,472
General and administrative	18,460	18,171
Loss on impairment of intangible asset	14,840	—
Total operating expenses	51,175	30,977
Loss from operations	(36,619)	(21,478)

OTHER INCOME (EXPENSES):
Interest income, net	1,691	1,715
Loss on marketable equity securities, net	(8)	(8)
Change in fair value of warrant liability	(35,727)	2,128
Foreign currency transaction gain (loss), net	2,148	(269)
Other income (expense), net	(132)	(670)
Total other income (expenses)	(32,028)	2,896

LOSS BEFORE INCOME TAXES	(68,647)	(18,582)

Income tax benefit	5,280	—

NET LOSS	(63,367)	(18,582)

Net (income) loss attributable to noncontrolling interest	(166)	(27)

NET LOSS ATTRIBUTABLE TO LINEAGE	$(63,533)	$(18,609)

Net loss per common share attributable to Lineage basic and diluted	$(0.28)	$(0.09)

Weighted-average common shares used to compute basic and diluted net loss per common share	230,116	200,193

LINEAGE CELL THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Year Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to Lineage	$(63,533)	$(18,609)
Net income (loss) attributable to noncontrolling interest	166	27
Adjustments to reconcile net loss attributable to Lineage Cell Therapeutics, Inc. to net cash used in operating activities:
Issuance costs for common stock warrant liabilities	183	688
Loss on impairment of intangible asset	14,840	—
Loss on marketable equity securities, net	8	8
Accretion of income on marketable debt securities	(44)	(229)
Depreciation and amortization expense	699	587
Change in right-of-use assets and liabilities	(58)	(42)
Amortization of intangible assets	—	22
Stock-based compensation	4,752	5,077
Change in fair value of warrant liability	35,727	(2,128)
Deferred income tax benefit	(5,280)	—
Foreign currency remeasurement	(2,269)	273
Changes in operating assets and liabilities:
Accounts receivable	(316)	106
Prepaid expenses and other current assets	46	489
Accounts payable and accrued liabilities	2,271	(1,681)
Deferred revenue	(6,111)	(7,680)
Net cash used in operating activities	(18,919)	(23,092)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of marketable equity securities	—	18
Purchases of marketable debt securities	(14,935)	(8,761)
Maturities of marketable debt securities	2,000	7,000
Purchase of equipment	(522)	(565)
Net cash used in investing activities	(13,457)	(2,308)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from employee options exercised	1,250	229
Proceeds from exercise of warrants	319	—
Common shares received and retired for employee taxes paid	(16)	(23)
Proceeds from sale of common shares under ATM, net of offering costs	20,908	68
Proceeds from sale of common shares under registered direct financing, net of offering costs	—	13,889
Proceeds from sale of common shares with warrants under registered direct financing, net of offering costs	5,232	21,919
Payment of financed insurance premium	(684)	(171)
Payment of finance lease liabilities	(59)	(54)
Net cash provided by financing activities	26,950	35,857
Effect of exchange rate changes on cash, cash equivalents and restricted cash	396	(95)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(5,030)	10,362

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
At beginning of the period	46,354	35,992
At end of the period	$41,324	$46,354